Exhibit 15.2

中國北京建國門外大街1號國貿辦公室2座12-14層100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

April 28, 2026

Trip.com Group Limited

30 Raffles Place, #29-01

Singapore 048622

Dear Sirs,

We consent to the reference to our firm under the headings “Item 3. Key Information,” “Item 4. Information on the Company — B. Business Overview — Government Regulations — PRC Regulations,” “Item 6. Directors, Senior Management and Employees — Enforceability of Civil Liabilities,” “Item 7. Major Shareholders and Related Party Transactions — B. Related Party Transactions” and “Financial Statements — Notes to the Consolidated Financial Statements” in Trip.com Group Limited’s Annual Report on Form 20-F for the year ended December 31, 2025, which will be filed with the Securities and Exchange Commission in the month of April 2026, and further consent to the incorporation by reference of the summaries of our opinions under these captions into Trip.com Group Limited’s Registration Statements on Form S-8 (No. 333-116567, No. 333-136264, No. 333-146761, No. 333-218899, No. 333-230297 and No. 333-257784) that were filed on June 17, 2004, August 3, 2006, October 17, 2007, June 22, 2017, March 15, 2019 and July 9, 2021, respectively.

Yours faithfully,

/s/ Commerce & Finance Law Offices
Commerce & Finance Law Offices